EXHIBIT 99.2






              DIRECTORS AND OFFICERS OF MARK TWAIN BANCSHARES, INC.
                           EXECUTING SUPPORT AGREEMENTS


         NAME                          TITLE

         Alvin J. Siteman              Chairman of the Board

         John P. Dubinsky              President and Chief Executive;
                                       Director

         Henry J. Givens, Jr.          Director

         James J. Murphy, Jr.          Director

         B.D. Hunter                   Director

         Jack Deutsch                  Director